Exhibit 99.1

ITW Reports Third Quarter 2022 Results

•Revenue of $4.0 billion; an increase of 13% with organic growth of 16%
•GAAP EPS of $2.35, an increase of 16%
•Record operating income of $983 million, an increase of 16%
•Operating margin of 24.5%, an increase of 70 bps; operating margin of 25.1% excluding (60) bps of margin dilution from the acquisition of MTS. Enterprise initiatives contributed 110 bps.
•Raising full-year GAAP EPS guidance to $9.45 to $9.55 per share and organic revenue growth guidance to 11 to 12%

GLENVIEW, IL., October 25, 2022 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2022 results.

“Despite softening demand and inventory destocking in certain end-markets, the ITW team delivered another quarter of strong performance with organic growth of 16 percent, operating margin of 24.5 percent, after-tax ROIC of 29.9 percent and earnings per share growth of 16 percent,” said E. Scott Santi, Chairman and Chief Executive Officer. “Our business teams around the world continue to do an exceptional job of navigating what remains a dynamic and challenging operating environment to deliver for our customers and for the company. In addition, we were pleased to see incremental margins return to our normal 30 percent-plus historical levels in the third quarter as the impact of volume growth, enterprise initiatives, pricing actions, and some moderation in the pace of input cost inflation drove a 130 basis point improvement in operating margin in our base business.

"While it is clear that the economic outlook is becoming increasingly uncertain, demand remains strong across the majority of our business portfolio and as a result ITW is well-positioned to deliver a strong finish to what has been a very strong year.”

Third Quarter 2022 Results
Third quarter revenue of $4.0 billion increased 13 percent with organic revenue growth of 16 percent. The acquisition of MTS contributed three percent to revenue. Unfavorable foreign currency translation reduced revenue by six percent. Five of seven segments delivered double-digit organic growth in the quarter, led by Automotive OEM up 25 percent and Food Equipment up 23 percent. Test & Measurement and Electronics and Construction Products were both up 17 percent, Welding up 14 percent, Polymers & Fluids up eight percent and Specialty Products was essentially flat, or up three percent excluding significant 80/20 Front-to-Back driven Product Line Simplification (“PLS”). At the enterprise level, PLS reduced organic growth by (70) basis points. On a geographic basis, organic growth was 17 percent in North America, 14 percent in Europe, and 15 percent in Asia Pacific.

GAAP EPS was $2.35, an increase of 16 percent, and included $(0.13) of unfavorable foreign currency translation impact and $(0.07) from a higher effective tax rate. Operating margin of 25.1 percent improved 130 basis points excluding (60) basis points impact from the acquisition of MTS. Enterprise initiatives contributed 110 basis points. Price/cost was positive on a dollar-for-dollar basis and the margin dilution impact continued to moderate in the third quarter to (40) basis points as compared to (200) basis points in the first half of 2022. Operating cash flow was $713 million, and free cash flow was $612 million, an increase of 12 percent with a conversion rate to net income of 84 percent. The reported tax rate for the third quarter was 23.9 percent.

Portfolio Management and Capital Allocation Update
Consistent with our previously announced plan to divest certain business units, on October 3, 2022, ITW closed the sale of a division within the Polymers & Fluids segment for approximately $220 million, subject to certain closing adjustments. The division has annualized revenue of approximately $100 million in 2022. The gain related to this divestiture is estimated to contribute $0.45 to fourth quarter earnings per share.

ITW repurchased $500 million of shares in the third quarter and expects share repurchases of $1.75 billion for the full year. On August 5, 2022, the company raised its dividend by seven percent to an annualized rate of $5.24 per share.

2022 Guidance Update
Based on 12 percent organic growth year-to-date and current levels of demand, ITW is projecting full-year organic growth guidance of 11 to 12 percent and full-year revenue growth of nine to ten percent. The acquisition of MTS is expected to add three percent to revenue. Foreign currency translation at current foreign exchange rates is expected to reduce revenues by five percent.

Prior GAAP EPS guidance of $9.00 to $9.40 was adjusted to a narrower range of $9.00 to $9.10 primarily to account for incremental foreign currency translation headwinds and raised by the estimated divestiture gain of $0.45 resulting in the company raising its full-year GAAP EPS guidance to a range of $9.45 to $9.55 per share. For the full year, operating margin is projected to be approximately 24 percent, with enterprise initiatives contributing 100 basis points. Free cash flow is projected to be approximately 80 percent of net income.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the duration and potential effects of the COVID-19 pandemic and global supply chain challenges, related government actions and the company’s strategy in response thereto on the company’s business, expected impact of inflation including raw material inflation and rising interest rates, enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, diluted income per share, restructuring expenses and related benefits, expected dividend payments, expected repatriation of overseas cash, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, potential acquisitions and divestitures and related impact on financial results, including statements with respect to the impact of the 2021 acquisition of the MTS Test & Simulation business and the 2022 divestiture of a division within the Polymers & Fluids segment, and the company’s 2022 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2021 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.5 billion in 2021. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2022	2021	2022	2021
Operating Revenue	$4,011	$3,556	$11,961	$10,776
Cost of revenue	2,371	2,096	7,120	6,298
Selling, administrative, and research and development expenses	624	581	1,935	1,735
Amortization and impairment of intangible assets	33	34	102	100
Operating Income	983	845	2,804	2,643
Interest expense	(52)	(49)	(147)	(153)
Other income (expense)	26	10	64	44
Income Before Taxes	957	806	2,721	2,534
Income Taxes	230	167	594	449
Net Income	$727	$639	$2,127	$2,085

Net Income Per Share:
Basic	$2.36	$2.03	$6.85	$6.61
Diluted	$2.35	$2.02	$6.83	$6.58

Cash Dividends Per Share:
Paid	$1.22	$1.14	$3.66	$3.42
Declared	$1.31	$1.22	$3.75	$3.50

Shares of Common Stock Outstanding During the Period:
Average	308.8	314.6	310.6	315.6
Average assuming dilution	309.7	315.9	311.6	316.9

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and equivalents	$774	$1,527
Trade receivables	3,031	2,840
Inventories	2,007	1,694
Prepaid expenses and other current assets	281	313
Assets held for sale	103	—
Total current assets	6,196	6,374

Net plant and equipment	1,705	1,809
Goodwill	4,759	4,965
Intangible assets	798	972
Deferred income taxes	448	552
Other assets	1,320	1,405
	$15,226	$16,077

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,688	$778
Accounts payable	618	585
Accrued expenses	1,559	1,648
Cash dividends payable	402	382
Income taxes payable	97	77
Liabilities held for sale	28	—
Total current liabilities	4,392	3,470

Noncurrent Liabilities:
Long-term debt	5,940	6,909
Deferred income taxes	655	654
Noncurrent income taxes payable	273	365
Other liabilities	952	1,053
Total noncurrent liabilities	7,820	8,981

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,479	1,432
Retained earnings	25,292	24,325
Common stock held in treasury	(21,882)	(20,636)
Accumulated other comprehensive income (loss)	(1,882)	(1,502)
Noncontrolling interest	1	1
Total stockholders' equity	3,014	3,626
	$15,226	$16,077

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$753	$132	17.5%
Food Equipment	633	167	26.3%
Test & Measurement and Electronics	715	180	25.2%
Welding	477	150	31.5%
Polymers & Fluids	473	119	25.3%
Construction Products	527	136	25.7%
Specialty Products	438	121	27.7%
Intersegment	(5)	—	—%
Total Segments	4,011	1,005	25.1%
Unallocated	—	(22)	—%
Total Company	$4,011	$983	24.5%

Nine Months Ended September 30, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,224	$371	16.7%
Food Equipment	1,813	445	24.5%
Test & Measurement and Electronics	2,096	486	23.2%
Welding	1,413	431	30.5%
Polymers & Fluids	1,450	362	25.0%
Construction Products	1,643	428	26.0%
Specialty Products	1,337	362	27.1%
Intersegment	(15)	—	—%
Total Segments	11,961	2,885	24.1%
Unallocated	—	(81)	—%
Total Company	$11,961	$2,804	23.4%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2022 vs. Q3 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	24.7%	23.1%	17.1%	13.9%	8.4%	17.1%	(0.3)%	15.7%
Acquisitions/Divestitures	—%	—%	18.3%	—%	—%	—%	—%	2.8%
Translation	(8.2)%	(6.7)%	(5.9)%	(1.5)%	(4.9)%	(6.9)%	(4.4)%	(5.7)%
Operating Revenue	16.5%	16.4%	29.5%	12.4%	3.5%	10.2%	(4.7)%	12.8%

Q3 2022 vs. Q3 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	420 bps	420 bps	360 bps	230 bps	150 bps	260 bps	(10) bps	290 bps
Changes in Variable Margin & OH Costs	(400) bps	(150) bps	(150) bps	(160) bps	—	(470) bps	(20) bps	(170) bps
Total Organic	20 bps	270 bps	210 bps	70 bps	150 bps	(210) bps	(30) bps	120 bps
Acquisitions/ Divestitures	—	—	(370) bps	—	—	—	—	(60) bps
Restructuring/Other	—	(30) bps	—	80 bps	(40) bps	—	70 bps	10 bps
Total Operating Margin Change	20 bps	240 bps	(160) bps	150 bps	110 bps	(210) bps	40 bps	70 bps

Total Operating Margin % *	17.5%	26.3%	25.2%	31.5%	25.3%	25.7%	27.7%	24.5%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	180 bps	10 bps	220 bps	20 bps	60 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.08) on GAAP earnings per share for the third quarter of 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2022 vs. YTD 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	9.2%	25.2%	8.4%	16.3%	10.4%	17.7%	(0.5)%	12.2%
Acquisitions/ Divestitures	—%	—%	18.0%	—%	—%	—%	—%	2.9%
Translation	(5.1)%	(5.0)%	(3.9)%	(1.2)%	(3.6)%	(5.6)%	(3.1)%	(4.1)%
Operating Revenue	4.1%	20.2%	22.5%	15.1%	6.8%	12.1%	(3.6)%	11.0%

YTD 2022 vs. YTD 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	170 bps	480 bps	180 bps	230 bps	180 bps	260 bps	(10) bps	220 bps
Changes in Variable Margin & OH Costs	(410) bps	(260) bps	(270) bps	(170) bps	(250) bps	(430) bps	(50) bps	(240) bps
Total Organic	(240) bps	220 bps	(90) bps	60 bps	(70) bps	(170) bps	(60) bps	(20) bps
Acquisitions/Divestitures	—	—	(380) bps	—	—	—	—	(60) bps
Restructuring/Other	(120) bps	(20) bps	10 bps	30 bps	(10) bps	—	30 bps	(30) bps
Total Operating Margin Change	(360) bps	200 bps	(460) bps	90 bps	(80) bps	(170) bps	(30) bps	(110) bps

Total Operating Margin % *	16.7%	24.5%	23.2%	30.5%	25.0%	26.0%	27.1%	23.4%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	60 bps	190 bps	10 bps	220 bps	20 bps	60 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.25) on GAAP earnings per share for the first nine months of 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2022	2021	2022	2021
Numerator:
Net Income	$727	$639	$2,127	$2,085
Discrete tax benefit related to the second quarter 2022	—	—	(51)	—
Discrete tax benefit related to the third quarter 2021	—	(21)	—	(21)
Discrete tax benefit related to the second quarter 2021	—	—	—	(112)
Interest expense, net of tax (1)	39	38	112	118
Other (income) expense, net of tax (1)	(20)	(9)	(49)	(34)
Operating income after taxes	$746	$647	$2,139	$2,036

Denominator:
Invested capital:
Cash and equivalents	$774	$1,987	$774	$1,987
Trade receivables	3,031	2,729	3,031	2,729
Inventories	2,007	1,524	2,007	1,524
Net assets held for sale	75	—	75	—
Net plant and equipment	1,705	1,744	1,705	1,744
Goodwill and intangible assets	5,557	5,293	5,557	5,293
Accounts payable and accrued expenses	(2,177)	(1,964)	(2,177)	(1,964)
Debt	(7,628)	(7,551)	(7,628)	(7,551)
Other, net	(330)	(269)	(330)	(269)
Total net assets (stockholders' equity)	3,014	3,493	3,014	3,493
Cash and equivalents	(774)	(1,987)	(774)	(1,987)
Debt	7,628	7,551	7,628	7,551
Total invested capital	$9,868	$9,057	$9,868	$9,057

Average invested capital (2)	$10,004	$9,084	$9,985	$8,912

Net income to average invested capital (3)	29.1%	28.1%	28.4%	31.2%
After-tax return on average invested capital (3)	29.9%	28.5%	28.6%	30.5%

(1) Effective tax rate used for interest expense and other (income) expense for the three months ended September 30, 2022 and 2021 was 23.9% and 23.4%, respectively. Effective tax rate used for interest expense and other (income) expense for the nine months ended September 30, 2022 and 2021 was 23.7% and 22.9%, respectively.

(2) Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3) Returns for the three months ended September 30, 2022 and 2021 were converted to an annual rate by multiplying the calculated return by 4. Returns for the nine months ended September 30, 2022 and 2021 were converted to an annual rate by dividing the calculated return by 3 and multiplying it by 4.

A reconciliation of the tax rate for the nine months ended September 30, 2022, excluding the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Nine Months Ended
	September 30, 2022
Dollars in millions	Income Taxes	Tax Rate
As reported	$594	21.8%
Discrete tax benefit related to the second quarter 2022	51	1.9%
As adjusted	$645	23.7%

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2021, excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital losses and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2021
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$167	20.8%	$449	17.7%
Discrete tax benefit related to the third quarter 2021	21	2.6%	21	0.8%
Discrete tax benefit related to the second quarter 2021	—	—%	112	4.4%
As adjusted	$188	23.4%	$582	22.9%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2021
Numerator:
Net income	$2,694
Discrete tax benefit related to the third quarter 2021	(21)
Discrete tax benefit related to the second quarter 2021	(112)
Interest expense, net of tax (1)	157
Other (income) expense, net of tax (1)	(40)
Operating income after taxes	$2,678

Denominator:
Invested capital:
Cash and equivalents	$1,527
Trade receivables	2,840
Inventories	1,694
Net plant and equipment	1,809
Goodwill and intangible assets	5,937
Accounts payable and accrued expenses	(2,233)
Debt	(7,687)
Other, net	(261)
Total net assets (stockholders' equity)	3,626
Cash and equivalents	(1,527)
Debt	7,687
Total invested capital	$9,786

Average invested capital (2)	$9,087

Net income to average invested capital	29.6%
After-tax return on average invested capital	29.5%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2021 was 23.0%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2021 effective tax rate excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital losses and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate, is as follows:

	Twelve Months Ended
	December 31, 2021
Dollars in millions	Income Taxes	Tax Rate
As reported	$632	19.0%
Discrete tax benefit related to the third quarter 2021	21	0.6%
Discrete tax benefit related to the second quarter 2021	112	3.4%
As adjusted	$765	23.0%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2022	2021	2022	2021
Net cash provided by operating activities	$713	$619	$1,537	$1,783
Less: Additions to plant and equipment	(101)	(71)	(256)	(217)
Free cash flow	$612	$548	$1,281	$1,566

Net Income	$727	$639	$2,127	$2,085

Net cash provided by operating activities to net income conversion rate	98%	97%	72%	86%
Free cash flow to net income conversion rate	84%	86%	60%	75%